UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 18, 2013

Brown-Forman Corporation

(Exact name of Registrant as Specified in its Charter)

Delaware	002-26821	61-0143150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

850 Dixie Highway, Louisville, Kentucky	40210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 585-1100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2013, Brown-Forman Corporation (the “Company”) announced the promotion of Alejandro (Alex) Alvarez to the position of Senior Vice President and Chief Production Officer, effective February 1, 2014.  Mr. Alvarez, 45, has served as Vice President, General Manager of Tequila and Wine Operations since June 2013. Prior to that time, he served as General Manager of Brown-Forman Tequila Mexico Operations from November 2008 to June 2013 and Director of Louisville Production Operations from March 2007 to November 2008.

In connection with his promotion, Mr. Alvarez’s compensation will increase, effective February 1, 2014, as follows: annual salary, including holiday bonus, will increase to $309,375; and short-term and long-term incentive compensation opportunities at target will increase to $175,000 and $150,000, respectively. Mr. Alvarez’s long-term incentive compensation opportunity will be allocated among long-term cash and Class B common performance-based equity.

A more detailed description of the compensation the Company pays its executives is included in the “Executive Compensation” section of the Company’s Proxy Statement filed with the Securities and Exchange Commission on June 27, 2013, which description is incorporated herein by reference. There are no related party transactions involving Mr. Alvarez that are reportable under Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Alvarez’s promotion is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Brown-Forman Corporation Press Release dated December 18, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Brown-Forman Corporation
(Registrant)

December 18,  2013                                           /s/ Holli H. Lewis
(Date)                                                                      Holli H. Lewis
Vice President, Assistant General Counsel –Corporate, and Assistant Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Brown-Forman Corporation Press Release dated December 18, 2013.